SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               SierraWest Bancorp
- -------------------------------------------------------------------------------
              (Exact name of registrant specified in its charter)

 California                                               68-0091859
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

              10181 Truckee-Tahoe Airport Road, Truckee, CA 96161
                    (Address of Principal Executive Offices)

             SierraWest Bancorp 1996 Stock Option Plan, as Amended
                            (Full Title of the Plan)

       David Broadley, Executive Vice President & Chief Financial Officer
              10181 Truckee-Tahoe Airport Road, Truckee, CA 96161
                     (Name and Address of Agent for Service)

                                 (916) 582-3000
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                 Proposed         Proposed
Title of                         maximum          maximum
securities      Amount           offering         aggregate        Amount of
to be           to be            price            offering         registration
registered      registered (a)   per share (b)    price            fee
Common Stock    450,000 shares   $15.00           $6,750,000       $2,327.59
(No par value)

================================================================================

(a) The number of shares being registered is the number of shares issuable under the SierraWest Bancorp 1996 Stock Option Plan, as Amended (the "Plan"). Because of certain events specified in the Plan, an indeterminate number of shares may additionally become subject to issuance under the Plan.

(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $ 15.00 as the average of the high and low price of SierraWest Bancorp's common stock as of September 25, 1996.

                                    PART II

Item 3.           Incorporation of Documents by Reference

SierraWest Bancorp (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's last annual report filed on Form 10-K for December 31, 1995 filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934.

(b) The Registrant's quarterly reports filed on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

(c) The Registrant's current reports filed on Form 8-K, dated January 2, January 3 and April 9, 1996.

(d) The description of the Registrant's common stock is contained in its Registration Statement filed under the Securities Act of 1933, Form S-2, dated January 12, 1994. Form 8-A, filed January 3, 1996, registered rights attaching to the Registrant's stock.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

Not applicable.

Item 5.           Interests of Named Experts and Counsel

None of the named experts or counsel of Registrant has significant interests in Registrant.

Item 6.           Indemnification of Directors and Officers

The Articles of Incorporation and bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of indemnity agreements. The Articles of Incorporation of the Registrant further provide for the elimination of directors' liability for monetary damages to the maximum extent allowed by California law. The indemnification laws of the State of California generally allow indemnification, in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settlements without court approval for a pending action; (ii) expenses occurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless the court determines that such person is entitled to be indemnified; or (iv) other matters specified in the California Corporations Code.

In addition, the Registrant has the power to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Registrant would have the power to indemnify the agent against such liability under the applicable provisions of the Registrant's Bylaws.

Item 7.           Exemption from Registration Claimed

Not Applicable.


Item 8.           Exhibits

  5.1    Opinion re: Legality
23.1     Consent of Deloitte & Touche LLP
99.1     SierraWest Bancorp 1996 Stock Option Plan, as Amended, and Agreements

Item 9.           Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)
                  (i) and (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Truckee, California, on September 26, 1996.

                                                         SIERRAWEST BANCORP




                                                         /s/ William T. Fike
                                                         William T. Fike
                                                         President & CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                          Director, Principal
/s/ William T. Fike,      Executive Officer         September 26, 1996
- -----------------------------------------------------------------------
William T. Fike



/s/ Jerrold T. Henley,    Chairman                  September 26, 1996
- -----------------------------------------------------------------------
Jerrold T. Henley



/s/ David W. Clark,       Director                  September 26, 1996
- ------------------------------------------------------------------------
David W. Clark



/s/ Ralph J. Coppola,     Director                  September 26, 1996
- ------------------------------------------------------------------------
Ralph J. Coppola



/s/ Richard S. Gaston,     Director                 September 26, 1996
- ------------------------------------------------------------------------
Richard S. Gaston



/s/ John J. Johnson,       Director                 September 26, 1996
- ------------------------------------------------------------------------
John J. Johnson



/s/ Ronald A. Johnnson,    Director                 September 26, 1996
- ------------------------------------------------------------------------
Ronald A. Johnson



/s/ A. Morgan Jones,       Director                 September 26, 1996
- ------------------------------------------------------------------------
A. Morgan Jones



/s/ Jack V. Leonesio,      Director                 September 26, 1996
- -------------------------------------------------------------------------
Jack V. Leonesio



                           Director
- -------------------------------------------------------------------------
William W. McClintock



/s/ Thomas M. Watson,      Director                 September 26, 1996
- ------------------------------------------------------------------------
Thomas M. Watson

                           Principal Financial
                           Officer, Principal
/s/ David C. Broadley      Acocunting Officer       September 26, 1996
- ------------------------------------------------------------------------
David C. Broadley

                                  EXHIBIT 5.1



GARY STEVEN FINDLEY*                                                   TELEPHONE
THOMAS Q. KWAN                                                    (714) 630-7136
LAURA DEAN-RICHARDSON                                                 TELECOPIER
                                                                  (714) 630-7910
*A PROFESSIONAL CORPORATION                                       (714) 630-2279


             G A R Y S T E V E N F I N D L E Y & A S S O C I A T E S

                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                            1470 NORTH HUNDLEY STREET
                            ANAHEIM, CALIFORNIA 92806


                                                 September 25, 1996



SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
Truckee, CA 96161

RE:      Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the SierraWest Bancorp 1996 Stock Option Plan, as amended of 450,000 shares of your common stock, no par value (the "Common Stock") issuable upon exercise of stock options to be granted under the SierraWest Bancorp 1996 Stock Option Plan, as amended. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the SierraWest Bancorp 1996 Stock Option Plan referred to in the Registration Statement, be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.


         Respectfully submitted,

         GARY STEVEN FINDLEY & ASSOCIATES

By: /s/ Gary Findley

         Gary Steven Findley
         Attorney at Law

                                  EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation bt reference in this Registration Statement of SierraWest Bancorp on Form S-8 of our report dated January 31, 1996, appearing in the Annual Report on Form 10-K of Sierra Tahoe Bancorp for the year ended December 31, 1995.



/s/ Deloitte & Touche, LLP

Sacramento, California
September 26, 1996

                                  EXHIBIT 99.1


                               SIERRAWEST BANCORP
                       1996 STOCK OPTION PLAN, AS AMENDED

1.       Purpose
         The purpose of the SierraWest Bancorp 1996 Stock Option Plan (the "Plan") is to provide SierraWest Bancorp (the "Bancorp") and those corporations which are or may become a parent or subsidiary corporation of the Bancorp an additional means of attracting and retaining eligible officers and employees by offering them an opportunity to participate in the Bancorp's future performance through awards of stock options.

2.       Definitions
"Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Bancorp, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

"Bancorp" means SierraWest Bancorp, a California corporation.
"Code" means the Internal Revenue Code of 1986, as amended.
"Committee" means a committee of the Bancorp's board of directors consisting of two or more persons each of whom shall be a Disinterested Person and an Outside Director.

"Disinterested Person" means a director who (i) is not currently an officer (as defined in 17 CFR 240.16a-1(f)) of Bancorp or a parent or subsidiary of the Bancorp, or otherwise currently employed by the Bancorp or a parent or subsidiary of the Bancorp, (ii) does not receive compensation, either directly or indirectly, from Bancorp or a parent or subsidiary of the Bancorp, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to 17 CFR 229.404(a) (Item 404(a) of Regulation S-K),
(iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR 229.404(a) (Item 404(a) of Regulation S-K), and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR 229.404(b) (Item 404(b) of Regulation S-K).

"Fair Market Value" means, as of any date, the value of a share of Bancorp common stock determined as follows:

         (a) if such Bancorp common stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National
                  Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

         (b) if such Bancorp common stock is then publicly traded and is listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Bancorp common stock is listed or admitted to trading as reported in The Wall Street Journal;

         (c) if such Bancorp common stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

         (d) if none of the foregoing is applicable, by the Committee in good faith.

"Outside Director" means any director who is not: (a) a current employee of the Bancorp or any subsidiary of the Bancorp; (b) a former employee of the Bancorp or any Parent, Subsidiary or Affiliate of the Bancorp who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (c) a current or former officer of the Bancorp or any Parent, Subsidiary or Affiliate of the Bancorp; or (d) currently receiving compensation for personal services in any capacity, other than as a director, from the Bancorp or any Parent, Subsidiary or Affiliate of the Bancorp; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Code is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" will have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

"Parent" means any corporation (other than the Bancorp) in an unbroken chain of corporations ending with the Bancorp if, at the time of the granting of a stock option under this Plan, each of such corporations other than the Bancorp owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Subsidiary" means any corporation (other than the Bancorp) in an unbroken chain of corporations beginning with the Bancorp if, at the time of granting of the stock option under this Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


3.       Administration

         This Plan shall be administered by the Committee appointed by the Board of Directors of the Bancorp. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or the unanimous written consent, of its members. Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind, the rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan.

         All decisions, determinations, interpretations or other actions by the Committee shall be final, conclusive and binding on all persons, optionees, grantees, and any successors-in-interest to such parties.

4.       Incentive Stock Options
         All options granted which are designated at the time of grant as an "incentive stock option" shall be deemed an incentive stock option.

         (a) Incentive stock options granted under this Plan are intended to be qualified under Section 422 of the Code.

         (b) Officers, who are employees and employees of the Bancorp or of a Parent or Subsidiary of the Bancorp, shall be eligible for selection to participate in grants of incentive stock options. Subject to the express provisions of the Plan, the Committee shall (i) select from the eligible class of employees and determine the individuals to whom incentive stock options shall be granted, (ii) determine the terms and provisions of the respective incentive stock option agreements (which need not be identical), (iii) the times at which such incentive stock options shall be granted, and (iv) the number of shares of Bancorp common stock acquirable by such incentive stock options subject to the limitation described in subsection 4(f) below. An individual who has been granted an incentive stock option hereunder may, if he or she is otherwise eligible, be granted additional incentive stock options if the Committee shall so determine.

         (c) Except as described in subsection 4(e) below, the Committee shall not grant an incentive stock option to purchase shares of the Bancorp's common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bancorp or a subsidiary corporation. The attribution rules of Section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.

         (d) The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Bancorp and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.

         (e) The purchase price of stock subject to each incentive stock option shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of optionees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Bancorp or a subsidiary corporation (as defined in Section 422 of the Code), in which case the option price of the stock shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than five (5) years.

         (f) No person will be eligible to receive more than 75,000 shares in any calendar year under this Plan pursuant to the grant of stock options (inclusive of incentive and nonqualified stock options), except for new employees of the Bancorp or a Parent or Subsidiary of the Bancorp who shall be eligible to receive up to a maximum of 100,000 shares in the calendar year in which their employment commenced.

         (g) Notwithstanding any other provision in this Plan, no term of this Plan relating to incentive stock options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any incentive stock option under Section 422 of the Code.

5.       Nonqualified Stock Options
         (a) All options granted which are (i) in excess of the aggregate fair market value limitations set forth in Section 4(d) hereof, (ii) designated at the time of the grant as
                  "nonqualified", or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed nonqualified stock options. Nonqualified stock options granted hereunder shall be so designated in the nonqualified stock option agreement entered into between the Bancorp and the optionee.

         (b) Officers who are employees (including such officers who are also directors) and employees of the Bancorp or of a Parent or Subsidiary of the Bancorp shall be eligible for selection to participate in the nonqualified stock option portion of the
                  Plan.   Subject to the express provisions of the Plan, the
                  Committee shall (i) select from the eligible class of employees and determine the individuals to whom nonqualified stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective nonqualified stock option agreements (which need not be identical), (iii) determine the times at which such nonqualified stock options shall be granted, and (iv) determine the number of shares of Bancorp common stock acquirable by such nonqualified stock options subject to the limitation described in subsection 5(d) below. An individual who has been granted a nonqualified stock option hereunder may, if he or she is otherwise eligible under the Plan, be granted additional nonqualified stock options if the Committee shall so determine.

         (c) The purchase price of stock subject to each nonqualified stock option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted.

         (d) No person will be eligible to receive more than 75,000 shares in any calendar year under this Plan pursuant to the grant of stock options (inclusive of incentive and nonqualified stock options), except for new employees of the Bancorp or a Parent or Subsidiary of the Bancorp who shall be eligible to receive up to a maximum of 100,000 shares in the calendar year in which their employment commenced.

6.       Stock Subject to the Plan
         Subject to adjustments as provided in Section 13, hereof, the stock to be offered under the Plan shall be shares of the Bancorp's authorized but unissued common stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 450,000 shares. If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan.

7.       Continuation of Employment
         Nothing contained in the Plan (or in any option agreement) shall obligate the Bancorp or a Parent or Subsidiary of the Bancorp to employ any optionee for any period or interfere in any way with the right of the Bancorp or of a Parent or Subsidiary of the Bancorp to reduce the optionee's compensation.

8.       Exercise of Options
         No option shall be exercisable until all necessary regulatory and shareholder approvals are obtained. Except as otherwise provided in this section, options shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Committee shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option. Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time. Options may be exercised by written notice delivered to the Bancorp stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares. Payment of the option price in full, for the number of shares to be delivered, must be made in cash, or subject to applicable law, with the Bancorp's stock previously acquired by the optionee and held by the optionee for a period of at least six months. The equivalent dollar value of shares used to effect a purchase shall be the Fair Market Value of the shares on the date of exercise. If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Bancorp, of the right of such person to exercise the option. Optionees will have no rights as shareholders with respect to stock of the Bancorp subject to their stock option agreements until the date of issuance of the stock certificate to them. Notwithstanding the foregoing, the options shall vest at the rate of at least 20% per year over a five year period from the date the option is granted.

9.       Nontransferability of Options
         Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee.

10.      Cessation of Employment
         Except as provided in Sections 11 and 21 hereof, if an optionee ceases to be an employee of the Bancorp or a Parent or Subsidiary of the Bancorp for any reason other than his or her disability (as defined in Section 22(e)(3) of the Code) or death, such optionee's option shall expire three (3) months after the date of termination of such employment. During the period after cessation of employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which such optionee ceased to be an employee of the Bancorp or a Parent or Subsidiary of the Bancorp.

11.      Termination of Employment for Cause
         If the stock option agreement so provides and if an optionee's employment by the Bancorp or a Parent or Subsidiary of the Bancorp is terminated for cause, the optionee's option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Company's board of directors with respect thereto shall be final and conclusive.



12.      Disability or Death of Optionee
         If any optionee dies while serving as an employee of the Bancorp or a Parent or Subsidiary of the Bancorp, the option shall expire one (1) year after the date of such death, except as provided in Section 21 hereof. After such death but before such expiration, the persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution or the executor or administrator of optionee's estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be an employee of the Bancorp or a Parent or Subsidiary of the Bancorp.

         If the optionee shall terminate his or her employment because of disability (as defined in Section 22(e)(3) of the Code), such optionee may exercise his or her option to the extent that such option was vested at the date of termination, at any time within one (1) year of the date of termination, except as provided in Section 21 hereof.

         If any optionee dies or becomes disabled during the three (3) month period referred to in Section 10 hereof, the option shall expire one (1) year after the date of such termination, except as provided in Section 21 hereof.

13.      Adjustment Upon Changes in Capitalization
         If the outstanding shares of the stock of the Bancorp are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Bancorp through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Bancorp, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option. Any adjustment under this Section 13 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

14.      Terminating Events
         A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Bancorp; (ii) a reorganization, merger or consolidation of the Bancorp with one or more corporations, the result of which the (A) Bancorp is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary of Bancorp, a reincorporation of the Bancorp in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Bancorp or their relative shareholdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all optionees), or (B) the Bancorp is the surviving corporation and the shareholders of the Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving entity after such merger;
(iii) a sale of substantially all the assets of the Bancorp; or (iv) a sale of the equity securities of the Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of the Bancorp to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event (i) the Bancorp shall deliver to each optionee no less than thirty (30) days prior to the Terminating Event, written notification of the Terminating Event and such optionee's right to exercise all options whether or not vested under the Plan or applicable stock option agreement, and (ii) all outstanding options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to such option immediately prior to such Terminating Event. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes such outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

15.      Amendment and Termination
         The Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the optionee make such modification of the terms and conditions of the option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 13 and 14 hereof, no amendment or modification which would:

         (a) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual;

         (b)      change the minimum option price;

         (c)      increase  the maximum  term of options  provided  for herein;

         (d) change the persons eligible to receive options pursuant to this Plan; or

         (e) make any amendment to the Plan that would materially increase benefits to participants or cause the Plan to be no longer exempt pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934;

may be adopted without the Bancorp having first obtained any necessary regulatory and shareholder approvals required by law.

         No option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not (except as otherwise provided in Section 13 hereof),without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

16.      Time of Granting Options
         The time an option is granted sometimes referred to as the date of grant, shall be the day of the action of the Committee described in Sections 4(b) and 5(b) hereof; provided, however, that if appropriate resolutions of the Committee indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date. If action by the Committee is taken by unanimous written consent of its members, the action of the Committee shall be deemed to be at the time the last Committee member signs the consent.

17.      Privileges of Stock Ownership;
         Securities Law Compliance; Notice of Sale
         No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued. No shares shall be purchased upon the exercise of any option unless and until the

Bancorp has fully complied with all applicable requirements of any regulatory agency having jurisdiction over the Bancorp, and all applicable requirements of any exchange upon which stock of the Bancorp may be listed. The optionee shall give the Bancorp notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

18.      Effective Date of the Plan
         The Plan shall be deemed adopted by the board of directors of the Company as of April 25, 1996 and shall be effective immediately subject to approval by the shareholders of the Bancorp within twelve months of the date the Plan is adopted, by the vote of a majority of the outstanding shares represented and voting at a duly held meeting of shareholders at which a quorum is present, or by the written consent vote of the holders of a majority of the outstanding shares of the Bancorp stock. No option under the Plan shall be exercised prior to the shareholders' approval of the Plan.

19.      Termination
         Unless previously terminated as provided herein, this Plan shall terminate at the close of business on the date ten years from the date this Plan is adopted by the Board of Directors of the Bancorp or, if earlier, the date of stockholder approval. No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.


20.      Option Agreement
         Each option shall be evidenced by a written stock option agreement executed by the Bancorp and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan. Each incentive stock option agreement shall contain such terms and provisions as the Committee may determine to be necessary in order to qualify such option as an incentive stock option within the meaning of
Section 422 of the Code.

21.      Option Period
         Each option and all rights and obligations thereunder shall expire on such date as the Committee may determine, but not later than ten (10) years from the date such option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

22.      Exculpation and Indemnification
         To the extent permitted by applicable law in effect from time to time, no member of the Board of directors or Committee shall be liable for any act or omission of any other member of the Board of directors or Committee nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Bancorp and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the

Board of directors or Committee in any action brought by a third party against such person (whether or not the Bancorp is joined as a party defendant) to impose a liability or penalty on such person while a member of the Board of directors or Committee arising with respect to the Plan or administration thereof or out of membership on the Board of directors or Committee, or all or any combination of the preceding; provided, the Board of directors determines in good faith that such member of the Board of directors or Committee was acting in good faith, within what such member of the Board of directors or Committee reasonably believed to be the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Bancorp or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section 22 does not apply to any action instituted or maintained in the right of the Bancorp by a shareholder or holder of a voting trust certificate representing shares of the Bancorp or any subsidiary corporation thereof. The provisions of this Section 22 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Board of directors or Committee, and the term "person" as used in this Section 22 shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

23.      Agreement and Representations of Optionee
         Unless the shares of stock covered by the Plan have been registered with the Securities Exchange Commission, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Bancorp, furnish evidence satisfactory to the Bancorp (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Furthermore, the Bancorp, at its sole discretion, may take all reasonable steps, including affixing the following legend (and/or such other legend or legends as counsel shall require) on certificates embodying the shares:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Securities Act of 1933 or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for the Bancorp that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with the Plan or any federal or state securities laws.

         The Bancorp agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 23 when all of the restrictions on the transfer of the shares, whether imposed by the Plan or federal or state law, have terminated.

24.      Information to Employees

         The Bancorp shall provide each optionee with financial statements of the Bancorp prior to such optionee's exercise of his or her option and to each optionee annually during the period such option has an option outstanding.










NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF SIERRA TAHOE BANCORP'S COMMON STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE SIERRA TAHOE BANCORP 1996 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF SIERRA TAHOE BANCORP.

                                                   SIERRA TAHOE BANCORP

                                             INCENTIVE STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement (the "Agreement") is made and entered into as of the _____________ day of ____________, ____________, by and
between Sierra Tahoe Bancorp, a California corporation (the "Bancorp"), and __________("Optionee");
         WHEREAS, pursuant to the Sierra Tahoe Bancorp 1996 Stock Option Plan (the "Plan"), a copy of which is attached hereto, the Stock Option Committee has authorized granting to Optionee an incentive stock option to purchase all or any part of __________ authorized but unissued shares of the Bancorp's common stock for cash at the price of ___________ per share, such option to be for the term and upon the terms and conditions hereinafter stated;
         NOW, THEREFORE, it is hereby agreed:

Name of document
                                                           -17-

         1. Grant of Option. Pursuant to said action of the Stock Option Committee, the Bancorp hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan which is incorporated in full herein by this reference, all or any part of ___________ shares of the Bancorp's common stock (hereinafter called "stock") at the price of ___________ per share, which price is not less than one hundred percent (100%) of the fair market value of the stock (or not less than 110% of the fair market value of the stock for Optionee-shareholders who own securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Bancorp) as of the date of action of the Stock Option Committee granting this option.
         2. Exercisability. This option shall be exercisable as to ____________ shares on or after 12 months, an additional ____________ shares on or after 24 months, an additional ____________ shares on or after 36 months, an additional _____________ shares on or after 48 months, and an additional ____________ shares on or after 60 months. This option shall remain exercisable as to all of such shares until _____________ (but not later than ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.
         3. Exercise of Option. This option may be exercised by written notice delivered to the Bancorp stating the number of shares with respect to which this option is being exercised, together with cash or qualifying shares of the Bancorp's stock, as applicable, in the amount of the purchase price of such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.
         4. Cessation of Employment. Except as provided in Paragraphs 2 and 5 hereof, if Optionee shall cease to be an employee of the Bancorp or a subsidiary corporation for any reason other than Optionee's death or disability, [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")], this option shall expire three (3) months thereafter. During the three (3) month period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when Optionee ceased to be an employee of the Bancorp or the subsidiary corporation.
         5. Termination of Employment for Cause. If Optionee's employment with the Bancorp or a subsidiary corporation is terminated for cause, this option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.
         6. Nontransferability; Death or Disability of Optionee. This option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while an employee of the Bancorp or a subsidiary corporation, or during the three (3) month period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be an employee of the Bancorp or a subsidiary corporation.
         If Optionee terminates his or her employment because of disability, (as defined in Section 22(e)(3) of the Code), Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.

         7. Employment. This Agreement shall not obligate the Bancorp or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Bancorp or a subsidiary corporation to reduce Optionee's compensation.
         8. Privileges of Stock Ownership. Optionee shall have no rights as a shareholder with respect to the Bancorp's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.
         9. Modification and Termination. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.
         10. Notification of Sale. Optionee agrees that Optionee, or any person acquiring shares upon exercise of this option, will notify the Bancorp not more than five (5) days after any sale or other disposition of such shares.
         11. Representations of Optionee. No shares issuable upon the exercise of this option shall be issued and delivered unless and until the Bancorp has complied with all applicable requirements of California and federal law and of the Securities and Exchange Commission and the California Department of Corporations pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Bancorp of the same class are then listed. Optionee agrees to ascertain that such requirements shall have been complied with at the time of any exercise of this option. In addition, if the Optionee is an "affiliate" for purposes of the Securities Act of 1933, there may be additional restrictions on the resale of stock, and Optionee therefore agrees to ascertain what those restrictions are and to abide by the restrictions and other applicable federal and state securities laws.
         Furthermore, the Bancorp may, if it deems appropriate, issue stop transfer instructions against any shares of stock purchased upon the exercise of this option and affix to any certificate representing such shares the legends which the Bancorp deems appropriate.

         Optionee represents that the Bancorp, its directors, officers, employees and agents have not and will not provide tax advice with respect to the option, and Optionee agrees to consult with his or her own tax advisor as to the specific tax consequences of the option, including the application and effect of federal, state, local and other tax laws.
         12. Notices. Any notice to the Bancorp provided for in this Agreement shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Bancorp or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Bancorp by personal delivery to its President or Chief Financial Officer.
         13. Incentive Stock Option. This Agreement is intended to be an incentive stock option agreement as defined in Section 422 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPTIONEE                                          SIERRA TAHOE BANCORP

By_______________________                         By_________________________
                                                        William T. Fike



                                                   By_________________________
                                                         Robert C. Silver

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF SIERRA TAHOE BANCORP'S COMMON STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE SIERRA TAHOE BANCORP 1996 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF SIERRA TAHOE BANCORP.



                                                   SIERRA TAHOE BANCORP

                       NONQUALIFIED STOCK OPTION AGREEMENT



         This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of the ______________ day of ____________, ____________, by and
between Sierra Tahoe Bancorp, a California corporation (the "Bancorp"), and __________, ("Optionee");
         WHEREAS, pursuant to the Sierra Tahoe Bancorp 1996 Stock Option Plan (the "Plan"), a copy of which is attached hereto, the Stock Option Committee has authorized granting to Optionee a nonqualified stock option to purchase all or any part of ____________ authorized but unissued shares of the Bancorp's common stock for cash at the price of ___________ per share , such option to be for the term and upon the terms and conditions hereinafter stated;
         NOW, THEREFORE, it is hereby agreed:

Name of Document
                                                           -22-

         1. Grant of Option. Pursuant to said action of the Stock Option Committee, the Bancorp hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan which is incorporated in full herein by this reference, all or any part of ___________ shares of the Bancorp's common stock (hereinafter called "stock") at the price of ____________ per share, which price is not less than one hundred percent (100%) of the fair market value of the stock (or not less than 110% of the fair market value of the stock for Optionee-shareholders who own securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Bancorp) as of the date of action of the Stock Option Committee granting this option.


         2. Exercisability. This option shall be exercisable ____________. This option shall remain exercisable as to all of such shares until ____________ (but not later than ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.
         3. Exercise of Option. This option may be exercised by written notice delivered to the Bancorp stating the number of shares with respect to which this option is being exercised, together with cash or qualifying shares of the Bancorp's stock, as applicable, in the amount of the purchase price of such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.
         4. Cessation of Employment. Except as provided in Paragraphs 2 and 5 hereof, if Optionee shall cease to be an employee of the Bancorp or a subsidiary corporation for any reason other than Optionee's death or disability, [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")] this option shall expire three (3) months thereafter. During the three (3) month period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when Optionee ceased to be an employee of the Bancorp or the subsidiary corporation.
         5. Termination of Employment for Cause. If Optionee's employment with the Bancorp or a subsidiary corporation is terminated for cause, this option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

         6. Nontransferability; Death or Disability of Optionee. This option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while serving as an employee of the Bancorp or a subsidiary corporation, or during the three (3) month period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be an employee of the Bancorp or a subsidiary corporation.
         If Optionee terminates his or her employment because of disability, (as defined in Section 22(e)(3) of the Code), Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.

         7. Employment. This Agreement shall not obligate the Bancorp or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Bancorp or a subsidiary corporation to reduce Optionee's compensation.
         8. Privileges of Stock Ownership. Optionee shall have no rights as a shareholder with respect to the Bancorp's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.
         9. Modification and Termination. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.
         10. Notification of Sale. Optionee agrees that Optionee, or any person acquiring shares upon exercise of this option, will notify the Bancorp not more than five (5) days after any sale or other disposition of such shares.
         11. Representations of Optionee. No shares issuable upon the exercise of this option shall be issued and delivered unless and until the Bancorp has complied with all applicable requirements of California and federal law and of the Securities and Exchange Commission and the California Department of Corporations pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Bancorp of the same class are then listed. Optionee agrees to ascertain that such requirements shall have been complied with at the time of any exercise of this option. In addition, if the Optionee is an "affiliate" for purposes of the Securities Act of 1933, there may be additional restrictions on the resale of stock, and Optionee therefore agrees to ascertain what those restrictions are and to abide by the restrictions and other applicable federal and state securities laws.
         Furthermore, the Bancorp may, if it deems appropriate, issue stop transfer instructions against any shares of stock purchased upon the exercise of this option and affix to any certificate representing such shares the legends which the Bancorp deems appropriate.

         Optionee represents that the Bancorp, its directors, officers, employees and agents have not and will not provide tax advice with respect to the option, and Optionee agrees to consult with his or her own tax advisor as to the specific tax consequences of the option, including the application and effect of federal, state, local and other tax laws.
         12. Notices. Any notice to the Bancorp provided for in this Agreement shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Bancorp or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Bancorp by personal delivery to its President or Chief Financial Officer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPTIONEE                                    SIERRA TAHOE BANCORP


By__________________________                By______________________________


                                            By______________________________